UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2021

_________________________________________________________
Barings Capital Investment Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-01348	85-0654007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina		28202
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class            Trading Symbol            Name of Each Exchange on Which Registered
None                 N/A                    N/A        _________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;                                         Compensatory Arrangements of Certain Officers.
On August 5, 2021, Michael Freno submitted his resignation from Barings Capital Investment Corporation’s (the “Company” or “BCIC”) Board of Directors (the “Board”), including as its Chairman, effective on August 6, 2021. Mr. Freno’s resignation was not the result of a disagreement with the Company on any matter relating to its operations, policies or practices. The Board, upon recommendation from its Nominating and Corporate Governance Committee, has appointed Eric Lloyd, a member of the Board, to serve as Chairman of the Board, effective on August 6, 2021.
In addition, the Board, upon recommendation from its Nominating and Corporate Governance Committee, has appointed Dr. Bernard Harris to fill the vacant seat created by Mr. Freno’s resignation, effective on August 6, 2021, to serve as a Class I member of the Board for the remainder of the full term of such Class I directorship. The Board also appointed Dr. Harris to the Nominating and Corporate Governance Committee and the Audit Committee of the Board.
Dr. Harris currently serves as Chief Executive Officer and Director of the National Math and Science Initiative, a non-profit organization focused on increasing student opportunities and achievement and teaching effectiveness in STEM education, President of The Harris Foundation/Institute, and Chief Executive Officer and Managing Partner of Vesalius Ventures, Inc., a venture capital firm investing in early and mid-stage healthcare technologies and companies. He previously served as a Clinical Scientist, Flight Surgeon and Astronaut for NASA. Dr. Harris also serves as director or trustee of several business development companies, registered investment companies and other public and private organizations, including Barings BDC, Inc. (effective August 6, 2021), Barings Private Credit Corporation, Barings Funds Trust, Barings Global Short Duration High Yield Fund, the Endowment Fund, Salient Midstream & MLP Fund, Salient MF Trust, Forward Funds, Monebo Technologies Inc., and U.S. Physical Therapy, Inc. In addition, he is on the Board of the National Academy of Medicine, the Texas Medical Center, CHI St. Luke’s Health – Texas Division, National Math and Science Initiative, and the Harris Institute & Foundation. He earned a Bachelor of Science in Biology from the University of Houston, a Master of Medical Science from the University of Texas Medical Branch at Galveston, a Master of Business Administration (MBA) from the University of Houston and a Doctorate of Medicine from Texas Tech University School of Medicine. He completed a Residency in Internal Medicine at the Mayo Clinic, a National Research Council Fellowship in Endocrinology at the NASA Ames Research Center and trained as a Flight Surgeon at the Aerospace School of Medicine, Brooks Air Force Base. Dr. Harris is the recipient of numerous awards, including honorary doctorates from Stony Brook University (SUNY), Morehouse School of Medicine, New Jersey Institute of Technology (NJIT), Washington & Jefferson College, Worcester Polytechnic Institute, University of Hartford and Indiana Institute of Technology, NASA Space Flight Medal, NASA Award of Merit, a fellow of the American College of Physicians, and was the recipient of the 2000 Horatio Alger Award.
There is no arrangement or understanding between Dr. Harris and any other person pursuant to which he was appointed to the Board. Further, with regard to Dr. Harris, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings Capital Investment Corporation

Date: August 5, 2021	By:	/s/ Jonathan Bock
Jonathan Bock
Chief Financial Officer